UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 28, 2015, Sean P. McGrath was appointed Chief Financial Officer and Secretary of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”). In connection with Mr. McGrath’s appointment, James M. Pippis, stepped down from his position as Interim Chief Financial Officer and Secretary of StoneMor GP and resumed his duties as Vice President of Accounting and Finance of StoneMor GP effective September 28, 2015.

Mr. McGrath, 44, was Chief Financial Officer of Atlas Energy Group, LLC, a NYSE listed general partner of Atlas Resource Partners, L.P., a NYSE listed exploration and production master limited partnership, from February 2015 until August 2015. Mr. McGrath served as Chief Financial Officer, from February 2011 until February 2015, and as Chief Accounting Officer, from May 2005 until February 2011, of the general partner of Atlas Energy, L.P., a predecessor to Atlas Energy Group, LLC. Mr. McGrath served as Chief Accounting Officer of the general partner of Sunoco Logistics Partners L.P., a NYSE listed master limited partnership that owns and operates a crude oil and refined products logistics business, from June 2002 until May 2005. Mr. McGrath is a Certified Public Accountant.

In connection with his appointment, Mr. McGrath entered into a Letter Agreement with StoneMor GP, which provides that Mr. McGrath will receive an annual base salary of $350,000 per year and an annual incentive bonus of $175,000 for his services in 2015, which will be paid in the first quarter of 2016. Pursuant to the Letter Agreement, Mr. McGrath is also eligible to receive, subject to mutually agreed terms and conditions: (i) an annual incentive bonus, with a target bonus equal to 75% of his annual base salary; (ii) an annual Partnership’s equity incentive award targeted at 75% of Mr. McGrath’s base salary; (iii) a 1% interest in StoneMor GP; and (iv) a severance payment equal to one year of base salary in case of Mr. McGrath’s termination without cause, including due to a change of control. Mr. McGrath also entered into a Confidentiality and Non-Compete Agreement with StoneMor GP, which contains customary non-solicitation, non-competition and confidentiality covenants.

Item 7.01	Regulation FD Disclosure.

On September 28, 2015, the Partnership issued a press release, attached hereto as Exhibit 99.1, announcing Mr. McGrath’s appointment as the Chief Financial Officer and Secretary of StoneMor GP.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated September 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and Chief Executive Officer

Date: September 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 28, 2015.